ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20070751243-01 Filing Date and Time 10/29/2007 7:36 AM Entity Number E0767682007-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	ROCKFORD MINERALS INC.		
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name EastBiz.com Inc. (MANDATORY) Physical Street Address 5348 VEGAS STREET (OPTIONAL) Mailing Address	City LAS VEGAS City	Nevada Zip Code NV 89108 State Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 10,000,000	Par value per share: $ 0.001	Number of shares without par value: NIL
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. STEPHEN DEWINGAERDE Name 307, 4 SHERBOURNE STREET, NORTH Street Address 2. GREGORY NEELY Name 369 - SHUTTER STREET Street Address 3. Name Street Address	 TORONTO City TORONTO City City	 ON M4W 2T1 State Zip Code ON M5A 1X2 State Zip Code State Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: MINING EXPLORATION AND DEVELOPMENT		
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	TONI HAUGHTON Name 809, 27 ALEXANDER STREET Address	X [signature] Signature VANCOUVER City	 BC V6A 1B2 State Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X Authorized Signature of R. A. or On Behalf of R. A. Company	Date	

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07